POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Bret A. Madole of Carrington, Coleman, Sloman & Blumenthal, LLP (“Carrington Coleman”), the undersigned’s true and lawful attorney-in-fact (“Attorney-in-Fact”) to:

(1) complete and execute, for and on behalf of the undersigned, in the undersigned’s capacity as the beneficial owner of shares of common stock (“Common Stock”) of Farmer Brothers Co., a Delaware corporation (the “Company”), or securities exercisable, convertible or exchangeable for shares of Common Stock, Forms 3, 4 and 5, and Schedules 13D and 13G, and such other forms and documents (including any amendments to any of the foregoing) as Attorney-In-Fact shall, subject to the undersigned’s prior approval, determine to be required or advisable pursuant to Section 16(a) and Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, or any successor laws and regulations, as a consequence of, or in respect of, the undersigned’s ownership, acquisition or disposition of securities of the Company;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such forms and schedules (including any amendments thereto), and timely file such forms and schedules (including any amendments thereto), with the SEC, any national securities exchange, and any other relevant governmental or regulatory agency or authority;

(3) subject to the undersigned’s consent, take any other action of any type whatsoever in connection with the foregoing which, in the opinion of Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the forms and documents executed by Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney (including any amendments thereto) shall be in such form and shall contain such information as Attorney-in-Fact may approve in his sole discretion.

The undersigned hereby grants to Attorney-in-Fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that Attorney-in-Fact, or Attorney-in-Fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that Attorney-in-Fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 16(a) and Section 13(d) of the Exchange Act, nor is Attorney-in-Fact assuming any other legal obligations to which the undersigned is currently (or may become) subject.

The undersigned agrees that Attorney-in-Fact may rely entirely on information furnished orally or in writing by the undersigned to Attorney-in-Fact. The undersigned also agrees to indemnify and hold harmless Attorney-in-Fact against any losses, claims, damages or liabilities (or actions or investigations in these respects) that arise out of or are based on any untrue statement or omission of necessary facts in the information provided by the undersigned to Attorney-in-Fact for purposes of preparing, executing, delivering and filing Forms 3, 4 and 5, and Schedules 13D and 13G (including any amendments thereto), and agrees to reimburse Carrington Coleman for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, or Schedules 13D and 13G, with respect to the undersigned’s beneficial ownership of or transactions in the Company Common Stock, unless earlier revoked by the undersigned in a signed writing delivered to Attorney-in-Fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of July, 2018.

/s/ Carol Lynn Farmer Waite
Carol Lynn Farmer Waite